UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

Burlington Stores, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Amendment (as defined below) included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Burlington Stores, Inc. (the “Company”) and its indirect wholly-owned subsidiaries, Burlington Coat Factory Holdings, LLC (“BCFH”) and Burlington Coat Factory Warehouse Corporation (“BCFWC”), entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated as of December 2, 2008, as amended, by and among BCFH (formerly Burlington Coat Factory Holdings, Inc.), BCFWC and Thomas Kingsbury, the Company’s President, Chief Executive Officer and Chairman (the “Employment Agreement”).

Pursuant to the terms of an amendment to the Employment Agreement on December 8, 2014, Mr. Kingsbury became eligible to receive a cash award of $225,000 on December 15 of each year (beginning in 2014) in which he remained employed by us on such date. Pursuant to the Amendment, these annual cash awards have been removed prospectively and Mr. Kingsbury’s annual incentive target under our annual incentive plan has been increased from 125% to 150% of Mr. Kingsbury’s base salary.

The foregoing summary of the Amendment is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Employment Agreement, dated as of May 29, 2015, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, LLC, Burlington Stores, Inc. and Thomas Kingsbury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: June 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Employment Agreement, dated as of May 29, 2015, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, LLC, Burlington Stores, Inc. and Thomas Kingsbury.